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                                                                   EXHIBIT 10.13




                     AMENDMENT OF THE 1998 STOCK OPTION PLAN

         WHEREAS, this Board of Directors deems it to be in the best interest of the Corporation to increase the number of shares of Class B Common Stock for which options may be granted under the 1998 Stock Option Plan from 350,000 to 410,000;

         NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors hereby recommends that the Stockholders of the Corporation approve the following amendments to the 1998 Stock Option Plan:

                  Section 2(a) of the 1998 Stock Option Plan to read in full as follows:

                  The total number of shares of the authorized but unissued or Treasury shares of the Class B Non-Voting Common Stock, $0.01 par value, of the Company ("Common Stock") for which options may be granted under the Plan shall not exceed 410,000 shares, subject to adjustment as provided in Section 12 hereof.

         The last paragraph in Section 5 of the 1998 Stock Option Plan to read in full as follows:

                  The maximum number of shares of the Company's Common Stock with respect to which an option or options may be granted to any employee in any calendar year shall not exceed 410,000 shares, taking into account shares subject to options granted and terminated, or repriced, during such calendar year.

         FURTHER RESOLVED, that, subject to the approval of the foregoing amendments by the Stockholders, the Corporation reserve, from its authorized and unissued shares of Class B Common Stock 410,000 shares of the Corporation's Class B Common Stock for issuance upon the exercise of options granted pursuant to the Corporation's 1998 Stock Option Plan; and,

         FURTHER RESOLVED, that each of the officers of the Corporation be, and each of them is hereby, authorized and directed to execute on behalf of the Corporation such instruments, and to perform such further acts, as he or she, in his or her sole discretion, deems necessary or desirable to effectuate the intent of the foregoing resolutions.